EXHIBIT 10.14

Schedule of Change of Control Agreements

Susan Asch
David Edler
Matthew Garrod
Geraldine Glazer
Daniel Hrynkow
Edwin Moran
Dean Rivest
Matthew Unger
James Upchurch